UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2010
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MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2010, Middleburg Financial Corporation (the “Company”) and David L. Sokol entered into the First Amendment to Stock Purchase Agreement (the “First Amendment”), amending the Stock Purchase Agreement, dated March 27, 2009, between the Company and Mr. Sokol (the “Original Agreement”).  The Original Agreement provided, among other things, that Mr. Sokol could not beneficially own, individually or through an affiliated group or entity, more than 20% of the Company’s common stock without the prior consent of the Company’s board of directors. The First Amendment increases this beneficial ownership limitation from 20% to 30%, thereby providing Mr. Sokol with additional flexibility to make open market purchases of the Company’s common stock if he so desires. The First Amendment does not otherwise amend the Original Agreement.

The above summary of the First Amendment is qualified in its entirety by the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	First Amendment to Stock Purchase Agreement, dated October 27, 2010, between Middleburg Financial Corporation and David L. Sokol.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: October 28, 2010	By:	/s/ Jeffrey H. Culver
Jeffrey H. Culver
Executive Vice President, Chief Operating
Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Stock Purchase Agreement, dated October 27, 2010, between Middleburg Financial Corporation and David L. Sokol.